NEWS RELEASE

FORWARD AIR CORPORATION REPORTS THIRD QUARTER 2021 RESULTS
Achieves highest ever monthly net income for the month of September
Reports record quarterly income from operations and net income per diluted share
Guides record full year 2021 revenue and net income per diluted share

GREENEVILLE, Tenn.- (BUSINESS WIRE) - October 27, 2021 - Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “we”, “our”, or “us”) today reported financial results for the three and nine months ended September 30, 2021 as presented in the tables below on a continuing operations basis (Pool Distribution was previously reported as a discontinued operation).

Tom Schmitt, Chairman, President and CEO, commenting on third quarter results from continuing operations said, “During the months of July and August, we completed a process of cleansing our inefficient freight and replacing with higher quality freight. Our surgical collaboration with customers on selecting, handling, and pricing freight led to the highest ever monthly net income for the month of September with our less-than-truckload line of business reporting record levels in weight per shipment and revenue per shipment. Business momentum combined with the completion of our cleanse process culminated in record quarterly reported income from operations of $42.5 million and adjusted income from operations of $43.4 million. Our record reported net income per diluted share of $1.12 and adjusted net income per diluted share of $1.14 exceeded the high end of our $1.03 to $1.07 guidance range. Our third quarter revenue growth of 26% was slightly below the low end of our guidance range of 28% to 32%.”

Mr. Schmitt continued, “I am very encouraged by the results in the month of September, in particular the strong operating margin expansion in the Expedited Freight segment. We expect volumes in the fourth quarter 2021 to exceed volumes for the same period of 2020. Through October, our volumes were strong year-over-year. Our guidance reflects a record full year 2021 revenue and net income per diluted share. We fully expect our momentum to continue into 2022 and 2023. As we continue to execute upon our strategic priorities, our full year 2023 targets include revenue of $2.0 billion to $2.6 billion and net income per diluted share of $6.30 to $6.70.”

In closing, Mr. Schmitt said, “In the third quarter, we achieved the highest income from operations and net income per diluted share for a quarter in the history of the Company. I would like to thank all of our teammates and independent contractors for their hard work in helping to achieve this important milestone.”

Regarding the Company’s fourth quarter 2021 continuing operations guidance, Rebecca J. Garbrick, CFO, said, “We expect our year-over-year revenue growth will be 23% to 27% and net income per diluted share to be between $1.25 to $1.29, compared to reported net income per diluted share of $0.55 and adjusted net income per diluted share of $0.62 in the fourth quarter of 2020. Our full year 2021 net income per diluted share is expected to be between $4.08 to $4.12 and adjusted net income per diluted share to be between $4.30 to $4.34, compared to reported net income per diluted share of $1.89 and adjusted net income per diluted share of $1.99 in 2020.”

Continuing Operations	Three Months Ended
(in thousands, except per share data)	September 30, 2021	September 30, 2020	Change	Percent Change
Operating revenue	$419,625	$331,997	$87,628	26.4%
Income from operations	$42,476	$23,510	$18,966	80.7%
Operating margin	10.1%	7.1%	300 bps
Net income	$30,503	$16,992	$13,511	79.5%
Net income per diluted share	$1.12	$0.61	$0.51	83.6%
Cash provided by operating activities	$42,581	$20,564	$22,017	107.1%

Non-GAAP Financial Measures: [1]
Adjusted income from operations	$43,445	$25,810	$17,635	68.3%
Adjusted net income	$31,215	$18,752	$12,463	66.5%
Adjusted net income per diluted share	$1.14	$0.67	$0.47	70.1%
EBITDA	$51,892	$32,682	$19,210	58.8%
Free cash flow	$29,166	$18,766	$10,400	55.4%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.

Continuing Operations	Nine Months Ended
(in thousands, except per share data)	September 30, 2021	September 30, 2020	Change	Percent Change
Operating revenue	$1,202,498	$919,232	$283,266	30.8%
Income from operations	$107,324	$53,198	$54,126	101.7%
Operating margin	8.9%	5.8%	310 bps
Net income	$77,894	$37,634	$40,260	107.0%
Net income per diluted share	$2.83	$1.35	$1.48	109.6%
Cash provided by operating activities	$82,242	$80,493	$1,749	2.2%

Non-GAAP Financial Measures: [1]
Adjusted income from operations	$115,248	$54,343	$60,905	112.1%
Adjusted net income	$83,837	$38,498	$45,339	117.8%
Adjusted net income per diluted share	$3.05	$1.38	$1.67	121.0%
EBITDA	$135,391	$81,117	$54,274	66.9%
Free cash flow	$61,566	$65,469	$(3,903)	(6.0)%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.

On October 26, 2021, our Board of Directors declared a quarterly cash dividend of $0.21 per share of common stock. The dividend is payable to shareholders of record at the close of business on November 24, 2021 and is expected to be paid on December 9, 2021. This quarterly dividend is made pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.84 for the full year 2021, payable in quarterly increments of $0.21 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company’s financial performance and position.

The Board approved a strategy to divest the Pool Distribution business (“Pool”) on April 23, 2020, and the sale of Pool was completed on February 12, 2021. Accordingly, the results of operations and cash flows for Pool have been presented as a discontinued operation and have been excluded from continuing operations in this release for all periods presented. In addition, Pool assets and liabilities were reflected as “held for sale” on the Condensed Consolidated Balance Sheets in this press release for the prior period.

Review of Financial Results
Forward Air will hold a conference call to discuss third quarter 2021 results on Thursday, October 28, 2021 at 9:00 a.m. EDT. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, or by dialing (877) 226-8189, Access Code: 2220892.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, which we use as a primary mechanism to communicate with our investors. Investors are urged to monitor the Investors Relations portion of the Company’s website to easily find or navigate to current and pertinent information about us.

About Forward Air Corporation
Forward Air is a leading asset-light freight and logistics company that provides services across the United States and Canada. We provide expedited less-than-truckload (“LTL”) services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals. In addition, we offer final mile services, including delivery of heavy-bulky freight, truckload brokerage services, including dedicated fleet services; and intermodal, first-and last-mile, high-value drayage services, both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Condensed Consolidated Statements of Comprehensive Income
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Operating revenue:
Expedited Freight	$341,557	$283,514	$997,478	$772,801
Intermodal	78,173	48,948	205,820	147,836
Eliminations and other operations	(105)	(465)	(800)	(1,405)
Operating revenues	419,625	331,997	1,202,498	919,232
Operating expenses:
Purchased transportation	205,474	173,054	605,299	465,721
Salaries, wages and employee benefits	84,410	66,927	243,948	200,258
Operating leases	20,536	17,327	60,073	52,598
Depreciation and amortization	9,416	9,172	28,067	27,919
Insurance and claims	9,984	8,671	30,616	26,437
Fuel expense	4,457	2,715	12,218	9,247
Other operating expenses	42,872	30,621	114,953	83,854
Total operating expenses	377,149	308,487	1,095,174	866,034
Income (loss) from continuing operations:
Expedited Freight	34,636	23,461	93,854	50,394
Intermodal	8,712	4,837	21,607	12,963
Other Operations	(872)	(4,788)	(8,137)	(10,159)
Income from continuing operations	42,476	23,510	107,324	53,198
Other expense:
Interest expense	(973)	(1,304)	(3,461)	(3,355)
Total other expense	(973)	(1,304)	(3,461)	(3,355)
Income before income taxes	41,503	22,206	103,863	49,843
Income tax expense	11,000	5,214	25,969	12,209
Net income from continuing operations	30,503	16,992	77,894	37,634
Loss from discontinued operation, net of tax	(6,967)	(345)	(12,500)	(9,458)
Net income and comprehensive income	$23,536	$16,647	$65,394	$28,176

Net income per share:
Basic net income (loss) per share
Continuing operations	$1.12	$0.61	$2.84	$1.35
Discontinued operation	(0.26)	(0.01)	(0.46)	(0.34)
Net income per basic share[1]	$0.86	$0.60	$2.39	$1.01

Diluted net income (loss) per share
Continuing operations	$1.12	$0.61	$2.83	$1.35
Discontinued operation	(0.26)	(0.01)	(0.46)	(0.34)
Net income per diluted share	$0.86	$0.60	$2.37	$1.01
Dividends per share	$0.21	$0.18	$0.63	$0.54

[1] Rounding may impact summation of amounts.

Expedited Freight Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2021	Percent of Revenue	September 30, 2020	Percent of Revenue	Change	Percent Change
Operating revenue:
Network [1]	$207,656	60.8%	$169,300	59.7%	$38,356	22.7%
Truckload	53,651	15.7	49,836	17.6	3,815	7.7
Final Mile	71,355	20.9	56,994	20.1	14,361	25.2
Other	8,895	2.6	7,384	2.6	1,511	20.5
Total operating revenue	341,557	100.0	283,514	100.0	58,043	20.5

Operating expenses:
Purchased transportation	182,596	53.5	156,078	55.1	26,518	17.0
Salaries, wages and employee benefits	65,898	19.3	54,091	19.1	11,807	21.8
Operating leases	14,687	4.3	13,438	4.7	1,249	9.3
Depreciation and amortization	6,784	2.0	6,757	2.4	27	0.4
Insurance and claims	8,074	2.4	5,765	2.0	2,309	40.1
Fuel expense	2,225	0.7	1,544	0.5	681	44.1
Other operating expenses	26,657	7.8	22,380	7.9	4,277	19.1
Total operating expenses	306,921	89.9	260,053	91.7	46,868	18.0
Income from operations	$34,636	10.1%	$23,461	8.3%	$11,175	47.6%

[1]Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial, Truckload and Final Mile revenue.

Expedited Freight Operating Statistics

	Three Months Ended
	September 30, 2021	September 30, 2020	Percent Change

Business days	64	64	—%

Tonnage [1,2]
Total pounds	687,816	636,194	8.1
Pounds per day	10,747	9,941	8.1

Shipments [1,2]
Total shipments	845	1,018	(17.0)
Shipments per day	13.2	15.9	(17.0)

Weight per shipment	814	625	30.2

Revenue per hundredweight [3]	$29.01	$26.84	8.1
Revenue per hundredweight, ex fuel [3]	$24.73	$23.41	5.6

Revenue per shipment [3]	$240.27	$166.09	44.7
Revenue per shipment, ex fuel [3]	$205.42	$144.66	42.0

Network revenue from door-to-door shipments as a percentage of network revenue [3,4]	46.7%	51.3%	(9.0)

1 In thousands
[2] Excludes accessorial, Truckload and Final Mile products
[3] Includes intercompany revenue between the Network and Truckload revenue streams
[4] Door-to-door shipments include all shipments with a pickup and/or delivery

Intermodal Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2021	Percent of Revenue	September 30, 2020	Percent of Revenue	Change	Percent Change
Operating revenue	$78,173	100.0%	$48,948	100.0%	$29,225	59.7%

Operating expenses:
Purchased transportation	22,984	29.4	17,270	35.3	5,714	33.1
Salaries, wages and employee benefits	17,596	22.5	11,637	23.8	5,959	51.2
Operating leases	5,856	7.5	3,932	8.0	1,924	48.9
Depreciation and amortization	2,616	3.3	2,356	4.8	260	11.0
Insurance and claims	2,708	3.5	2,058	4.2	650	31.6
Fuel expense	2,231	2.9	1,171	2.4	1,060	90.5
Other operating expenses	15,470	19.8	5,687	11.6	9,783	172.0
Total operating expenses	69,461	88.9	44,111	90.1	25,350	57.5
Income from operations	$8,712	11.1%	$4,837	9.9%	$3,875	80.1%

Intermodal Operating Statistics

	Three Months Ended
	September 30, 2021	September 30, 2020	Percent Change

Drayage shipments	91,774	74,506	23.2%
Drayage revenue per shipment	$723	$562	28.6%
Number of locations	29	24	20.8%

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$51,930	$40,254
Accounts receivable, net	205,165	156,490
Other receivables	14,218	—
Other current assets	17,948	28,150
Current assets held for sale	—	21,002
Total current assets	289,261	245,896

Property and equipment	396,094	380,519
Less accumulated depreciation and amortization	199,875	190,652
Total property and equipment, net	196,219	189,867
Operating lease right-of-use assets	142,623	123,338
Goodwill	254,776	244,982
Other acquired intangibles, net of accumulated amortization	142,196	145,032
Other assets	45,433	45,181
Noncurrent assets held for sale	—	53,097
Total assets	$1,070,508	$1,047,393

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$42,885	$38,371
Accrued expenses	67,732	51,264
Other current liabilities	—	10,580
Current portion of debt and finance lease obligations	1,841	1,801
Current portion of operating lease liabilities	46,008	43,680
Current liabilities held for sale	—	25,924
Total current liabilities	158,466	171,620

Debt and finance lease obligations, less current portion	161,312	117,408
Operating lease liabilities, less current portion	97,181	80,346
Other long-term liabilities	57,354	54,129
Deferred income taxes	40,659	41,986
Noncurrent liabilities held for sale	—	34,575

Shareholders’ equity:
Common stock	270	273
Additional paid-in capital	255,071	242,916
Retained earnings	300,195	304,140
Total shareholders’ equity	555,536	547,329
Total liabilities and shareholders’ equity	$1,070,508	$1,047,393

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	September 30, 2021	September 30, 2020
Operating activities:
Net income from continuing operations	$30,503	$16,992
Adjustments to reconcile net income of continuing operations to net cash provided by operating activities of continuing operations
Depreciation and amortization	9,416	9,172
Change in fair value of earn-out liability	—	493
Share-based compensation expense	2,601	2,345
Provision for revenue adjustments	1,979	1,185
Deferred income tax benefit	(812)	(351)
Other	217	17
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	1,655	(23,415)
Other receivables	(727)	—
Other current and noncurrent assets	1,438	1,283
Accounts payable and accrued expenses	(3,689)	12,843
Net cash provided by operating activities of continuing operations	42,581	20,564

Investing activities:
Proceeds from sale of property and equipment	1,025	427
Purchases of property and equipment	(14,440)	(2,225)
Purchases of a business, net of cash acquired	—	—
Net cash used in investing activities of continuing operations	(13,415)	(1,798)

Financing activities:
Repayments of finance lease obligations	(492)	147
Payments on revolving credit facility	—	(20,000)
Payment of debt issuance costs	(119)	—
Payment of earn-out liability	(6,519)	—
Proceeds from issuance of common stock upon stock option exercises	—	1,901
Payments of dividends to shareholders	(5,705)	(5,003)
Repurchases and retirement of common stock	(14,997)	(29,989)
Proceeds from common stock issued under employee stock purchase plan	—	—
Payment of minimum tax withholdings on share-based awards	(248)	(158)
Contributions from (distributions to) subsidiary held for sale	—	(3,590)
Net cash used in financing activities from continuing operations	(28,080)	(56,692)
Net increase (decrease) in cash of continuing operations	1,086	(37,926)

Cash from discontinued operation:
Net cash used in operating activities of discontinued operation	—	(3,418)
Net cash used in investing activities of discontinued operation	—	(172)
Net cash provided by financing activities of discontinued operation	—	3,590
Net increase (decrease) in cash and cash equivalents	1,086	(37,926)
Cash and cash equivalents at beginning of period of continuing operations	50,844	80,916
Cash at beginning of period of discontinued operation	—	—
Net increase (decrease) in cash and cash equivalents	1,086	(37,926)
Less: cash at end of period of discontinued operation	—	—
Cash and cash equivalents at end of period of continuing operations	$51,930	$42,990

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Nine Months Ended
	September 30, 2021	September 30, 2020
Operating activities:
Net income from continuing operations	$77,894	$37,634
Adjustments to reconcile net income of continuing operations to net cash provided by operating activities of continuing operations
Depreciation and amortization	28,067	27,919
Change in fair value of earn-out liability	(385)	(2,209)
Share-based compensation expense	8,179	7,852
Provision for revenue adjustments	5,504	2,972
Deferred income tax (benefit) expense	(1,384)	4,317
Other	406	714
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	(49,363)	(20,436)
Other receivables	(14,218)	—
Other current and noncurrent assets	8,184	1,253
Accounts payable and accrued expenses	19,358	20,477
Net cash provided by operating activities of continuing operations	82,242	80,493

Investing activities:
Proceeds from sale of property and equipment	2,339	1,415
Purchases of property and equipment	(23,015)	(16,439)
Purchase of a business, net of cash acquired	(22,543)	(55,931)
Net cash used in investing activities of continuing operations	(43,219)	(70,955)

Financing activities:
Repayments of finance lease obligations	(1,445)	(529)
Proceeds from revolving credit facility	45,000	65,000
Payments on revolving credit facility	—	(20,000)
Payment of debt issuance costs	(119)	—
Payment of earn-out liability	(6,519)	(5,284)
Proceeds from issuance of common stock upon stock option exercises	3,563	1,901
Payments of dividends to shareholders	(17,270)	(15,090)
Repurchases and retirement of common stock	(48,989)	(45,248)
Proceeds from common stock issued under employee stock purchase plan	388	294
Payment of minimum tax withholdings on share-based awards	(3,074)	(3,444)
Contributions from (distributions to) subsidiary held for sale	1,118	(8,897)
Net cash used in financing activities from continuing operations	(27,347)	(31,297)
Net increase (decrease) in cash and cash equivalents of continuing operations	11,676	(21,759)

Cash from discontinued operation:
Net cash used in operating activities of discontinued operation	(6,902)	(8,090)
Net cash provided by (used in) investing activities of discontinued operation	8,020	(807)
Net cash (used in) provided by financing activities of discontinued operation	(1,118)	8,897
Net increase (decrease) in cash and cash equivalents	11,676	(21,759)
Cash and cash equivalents at beginning of period of continuing operations	40,254	64,749
Cash at beginning of period of discontinued operation	—	—
Net increase (decrease) in cash and cash equivalents	11,676	(21,759)
Less: cash at end of period of discontinued operation	—	—
Cash and cash equivalents at end of period of continuing operations	$51,930	$42,990

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company uses non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three and nine months ended September 30, 2021 and 2020, this press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”), free cash flow, and reported income from continuing operations, net income, and net income per diluted share to adjusted income from continuing operations, net income, and net income per diluted share. All non-GAAP financial measures are presented on a continuing operations basis.

The Company believes that EBITDA from continuing operations improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow from continuing operations is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance shareholder value. The Company believes providing adjusted income from operations, net income and net income per share allows investors to compare Company performance consistently over various periods without regard to the impact of these unusual, nonrecurring or nonoperational items.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s financial results prepared in accordance with GAAP. Non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

The following is a reconciliation of net income from continuing operations to EBITDA from continuing operations for the three and nine months ended September 30, 2021 and 2020 (in thousands):

	Three Months Ended		Nine Months Ended
Continuing Operations	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net income	$30,503	$16,992	$77,894	$37,634
Interest expense	973	1,304	3,461	3,355
Income tax expense	11,000	5,214	25,969	12,209
Depreciation and amortization	9,416	9,172	28,067	27,919
EBITDA	$51,892	$32,682	$135,391	$81,117

The following is a reconciliation of net cash provided by operating activities of continuing operations to free cash flow from continuing operations for the three and nine months ended September 30, 2021 and 2020 (in thousands):

	Three Months Ended		Nine Months Ended
Continuing Operations	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net cash provided by operating activities	$42,581	$20,564	$82,242	$80,493
Proceeds from sale of property and equipment	1,025	427	2,339	1,415
Purchases of property and equipment	(14,440)	(2,225)	(23,015)	(16,439)
Free cash flow	$29,166	$18,766	$61,566	$65,469

The following is a reconciliation of reported income from continuing operations, net income, and net income per diluted share from continuing operations to adjusted income from continuing operations, net income, and net income per diluted share from continuing operations for the three and nine months ended September 30, 2021 and 2020 (in thousands, except net income per diluted share):

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
Continuing Operations	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1,2]	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1]
As Reported	$42,476	$30,503	$1.12	$23,510	$16,992	$0.61
Professional fees for an operational improvement project	969	712	0.03	—	—	—
Reserve for a litigated contract dispute	—	—	—	2,300	1,760	0.06
As Adjusted	$43,445	$31,215	$1.14	$25,810	$18,752	$0.67

[1] Net income and net income per diluted share amounts are after tax
[2] Rounding may impact summation of amounts.

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
Continuing Operations	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1]	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1]
As Reported	$107,324	$77,894	$2.83	$53,198	$37,634	$1.35
Professional fees for an operational improvement project	969	727	0.03	—	—	—
Professional fees for cybersecurity and shareholder engagement activities	6,955	5,216	0.19	—	—	—
Reserve for a litigated contract dispute	—	—	—	2,300	1,736	0.06
Change in the fair value of the earn-out liability	—	—	—	(2,152)	(1,625)	(0.06)
Severance expenses	—	—	—	997	753	0.03
As Adjusted	$115,248	$83,837	$3.05	$54,343	$38,498	$1.38

[1] Net income and net income per diluted share amounts are after tax

The following is a reconciliation of targeted net income per diluted share from continuing operations to adjusted targeted net income per diluted share from continuing operations for the year ended December 31, 2021:

Continuing Operations	Net Income Per Diluted Share[1]
As targeted	$4.08 - 4.12
Professional fees for an operational improvement project[2]	0.03
Professional fees for cybersecurity and shareholder engagement activities[2]	0.19
As adjusted targeted	$4.30 - 4.34
1 Net income per diluted share is after tax.
2 The above reconciliation reflects adjustments to full year 2021 targeted net income per diluted share from continuing operations based on expenses incurred during the nine months ended September 30, 2021. Full year expenses could differ based on future activity.

The following is reconciliation of reported net income per diluted share from continuing operations to adjusted net income per diluted share from continuing operations for the three months and year ended December 31, 2020:

	Net Income Per Diluted Share[1]
Continuing Operations	Three Months Ended December 31, 2020	Year Ended December 31, 2020
As reported	$0.55	$1.89
Reserve for a litigated contract dispute	—	0.06
Change in the fair value of the earn-out liability	0.07	0.01
Severance expenses	—	0.03
As adjusted	$0.62	$1.99
1 Net income per diluted share is after tax.

The following information is provided to supplement this press release.

Actual - Continuing Operations	Three Months Ended September 30, 2021
Net income from continuing operations	$30,503
Income allocated to participating securities	(235)
Numerator for diluted income per share - net income	$30,268

Weighted-average shares outstanding - diluted	27,144
Diluted net income per share	$1.12

Projected	Full year 2021
Projected tax rate - continuing operations	25.2%

Projected purchases of property and equipment, net of proceeds from sale of property and equipment[1]	$39,000
[1] Includes $22,000 for the Columbus, Ohio hub expansion

Projected	December 31, 2021
Projected weighted-average shares outstanding - diluted	27,300

Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to expected fourth quarter 2021 revenue, revenue growth, net income per diluted share, adjusted net income per diluted share and volume, expectations regarding continued momentum in our business into 2022 and 2023, expectations regarding expansion of operating margins, and the future of declaration of dividends.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the COVID-19 pandemic, our ability to manage our growth and ability to grow, in part, through acquisitions, while being able to successfully integrate such acquisitions, our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2020.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Brandon Hammer, 423-636-7173
bhammer@forwardair.com